722 Burleson Street	Phone: 361/883-5591
Corpus Christi	Fax: 361/883-7619
Texas 78402	www.torminerals.com

EXHIBIT 99.1

TOR Minerals International, Inc. Reports First Quarter Financial Results

CORPUS CHRISTI, Texas, April 26, 2017 – TOR Minerals International, Inc. (Nasdaq: TORM), producer of high performance specialty minerals, today announced its financial results for the first quarter ended March 31, 2017. Highlights for the first quarter of 2017 as compared to the first quarter of 2016 include:

  1Q17 revenue increased 12 percent to $10.7 million
  1Q17 net loss of ($132,000), versus 1Q16 net income of $244,000.
  1Q17 diluted net loss per share of ($0.04), versus 1Q16 net income per share of $0.08

Revenue by Product Group (in 000's)	1Q17	1Q16	% Change 2017 vs. 2016
Specialty Aluminas	$5,743	$4,834	19%
Barium Sulfate and Other Products	2,350	2,329	1%
TiO2 Pigments	2,603	2,409	8%
Total	$10,696	$9,572	12%

During the first quarter ended March 31, 2017, revenue increased 12 percent to $10.7 million, versus $9.6 million reported during the same period of 2016. The increase in revenue was primarily due to continued growth in specialty alumina sales, as well as incremental growth in TiO2 pigment sales.  The increase in specialty alumina sales was due to strong growth to both existing and new customers in the U.S. and Europe, as well as increased volumes from a significant U.S. customer. The increase in TiO2 pigment sales was primarily due to significant growth in volume in Europe and Asia, partially offset by a decrease in U.S. sales and a mid-single-digit decrease in average selling price.

During the first quarter of 2017, gross margin decreased 3.3 percentage points to 10.5 percent of sales. The decrease in gross margin was primarily related to a temporary increase in maintenance activities and costs at the U.S. and Netherlands-based manufacturing facilities, which negatively affected utilization and efficiencies of these operations.  During the first quarter, SG&A expenses were $1.2 million, versus $0.8 million during the first quarter of 2016.  SG&A costs during the first quarter of 2016 benefited by $273,000, from the reversal of a bad debt expense, which had previously been deemed uncollectable.  Excluding this from the comparison, SG&A costs increased seven percent year over year, which was primarily due to increases in sales commissions and salaries and benefits.  During the first quarter of 2017, the net loss was ($132,000), or ($0.04) per diluted share, as compared to net income of $244,000, or $0.08 per diluted share, during the prior year.

“We had mixed results during the first quarter with strong revenue growth offset by a temporary decrease in gross margin performance.  While extended-maintenance affected our margin performance during the first quarter, we expect the level of maintenance activity will return to normal during the balance of the year,” commented Dr. Olaf Karasch, Chief Executive Officer.  “First quarter marked a clear turning point in the health of our TiO2 business with the first positive year-over-year comparison in more than three years. We have recently implemented price increases for TiO2 pigments in certain geographies and have added distribution capabilities.  As we enter the seasonally strong period for TiO2, the segment is well-positioned to deliver profitable growth for the year.  We also expect profitable growth from our specialty alumina business this year as efforts to diversify the revenue mix are gaining traction with new and existing customers in new application areas and new geographies.  Overall we remain confident that we are well-positioned to deliver double-digit revenue growth during 2017, as well as further improve profitability and returns for our shareholders.”

TOR Minerals will host a conference call at 5:00 p.m. Eastern, 4:00 p.m. Central Time, on April 26, 2017, to further discuss first quarter results. The call will be simultaneously webcast, and can be accessed via the News section on the Company's website, www.torminerals.com.  Investors and interested parties may participate in the call by dialing 877-407-8033 and referring to conference ID # 13659260.

Headquartered in Corpus Christi, Texas, TOR Minerals International is a global manufacturer and marketer of specialty mineral and pigment products for high performance applications with manufacturing and regional offices located in the United States, Netherlands and Malaysia.

This statement provides forward-looking information as that term is defined in the Private Securities Litigation Reform Act of 1995, and, therefore, is subject to certain risks and uncertainties. There can be no assurance that the actual results, business conditions, business developments, losses and contingencies and local and foreign factors will not differ materially from those suggested in the forward-looking statements as a result of various factors, including market conditions, general economic conditions, including the present slowdown in U.S. construction and the risks of a general business slow down or recession, the increasing cost of energy, raw materials and labor, competition, the receptivity of the markets for our anticipated new products, advances in technology, changes in foreign currency rates, freight price increase, commodity price increases, delays in delivery of required equipment and other factors.

Contact for Further Information:
Dave Mossberg
Three Part Advisors, LLC
817-310-0051

TOR Minerals International, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended March 31,
	2017	2016
NET SALES	$10,696	$9,572
Cost of sales	9,569	8,247
GROSS MARGIN	1,127	1,325
Technical services, research and development	43	38
Selling, general and administrative expenses	1,193	842
Gain on disposal of assets	-	(1)
OPERATING (LOSS) INCOME	(109)	446
OTHER INCOME (EXPENSE):
Interest expense, net	(29)	(50)
Loss on foreign currency exchange rate	(33)	(89)
Other, net	1	12
Total Other Expense	(61)	(127)
(LOSS) INCOME BEFORE INCOME TAX	(170)	319
Income tax (benefit) expense	(38)	75
NET (LOSS) INCOME	$(132)	$244

(Loss) earnings per common share:
Basic	$(0.04)	$0.08
Diluted	$(0.04)	$0.08
Weighted average common shares outstanding:
Basic	3,542	3,014
Diluted	3,542	3,187

TOR Minerals International, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Unaudited)
(In thousands, except per share amounts)

	March 31, 2017	December 31, 2016
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$3,725	$3,716
Trade accounts receivable, net	5,266	3,557
Inventories, net	9,361	11,776
Other current assets	1,062	742
Total current assets	19,414	19,791
PROPERTY, PLANT AND EQUIPMENT, net	16,388	15,907
DEFERRED TAX ASSET, foreign	-	27
OTHER ASSETS	4	4
Total Assets	$35,806	$35,729

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$1,694	$2,122
Accrued expenses	1,946	1,136
Export credit refinancing facility	-	206
Current maturities of long-term debt – financial institutions	1,102	1,142
Total current liabilities	4,742	4,606
LONG-TERM DEBT - FINANCIAL INSTITUTIONS	2,608	2,725
DEFERRED TAX LIABILITY, domestic	75	127
DEFERRED TAX LIABILITY, foreign	10	-
Total liabilities	7,435	7,458
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' EQUITY:
Common stock $1.25 par value: authorized, 6,000 shares; 3,542 shares issued and outstanding at March 31, 2017 and December 31, 2016	4,426	4,426
Additional paid-in capital	30,590	30,544
Accumulated deficit	(4,953)	(4,821)
Accumulated other comprehensive loss	(1,692)	(1,878)
Total shareholders' equity	28,371	28,271
Total Liabilities and Shareholders' Equity	$35,806	$35,729

TOR Minerals International, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Unaudited)
(In thousands)

	Three Months Ended March 31,
	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income	$(132)	$244
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation	647	633
Gain on disposal of assets	-	(1)
Stock-based compensation	46	49
Deferred income tax benefit	(16)	(5)
Recovery of bad debts	-	(273)
Changes in working capital:
Trade accounts receivables	(1,684)	(426)
Inventories	2,487	1,829
Other current assets	(313)	(26)
Accounts payable and accrued expenses	275	(127)
Net cash provided by operating activities	1,310	1,897

CASH FLOWS FROM INVESTING ACTIVITIES:
Additions to property, plant and equipment	(895)	(228)
Net cash used in investing activities	(895)	(228)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from lines of credit	-	4
Payments on lines of credit	-	(202)
Proceeds from export credit refinancing facility	-	523
Payments on export credit refinancing facility	(209)	(828)
Payments on long-term bank debt	(215)	(313)
Net cash used in financing activities	(424)	(816)
Effect of foreign currency exchange rate fluctuations on cash and cash equivalents	18	38
Net increase in cash and cash equivalents	9	891
Cash and cash equivalents at beginning of period	3,716	813
Cash and cash equivalents at end of period	$3,725	$1,704

Supplemental cash flow disclosures:
Interest paid	$30	$28
Income taxes paid	$105	$9
Non-cash financing activities:
Capital expenditures financed through accounts payable and accrued expenses	$72	$260